EXHIBIT 1

                      JOINT FILING AGREEMENT


          In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on
Schedule 13G (including amendments thereto) with respect to the Common Stock, par value $.01 per share of Culligan Water Technologies, Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 14th day of September, 1995.

Dated:   September 13, 1995


By: /s/ Carl C. Icahn
    Carl C. Icahn


ICAHN HOLDING CORPORATION
HIGHCREST INVESTORS CORP.

By: /s/ Carl C. Icahn
    Carl C. Icahn
   President


ACF INDUSTRIES HOLDING CORP.
ACF INDUSTRIES, INCORPORATED

By: /s/ Carl C Icahn
   Carl C. Icahn
   Chairman of the Board


RIVERDALE INVESTORS CORP., INC.
UNICORN ASSOCIATES CORPORATION
CHELONIAN CORP.

By:/s/ Gail Golden
   Gail Golden
   Vice President


TORTOISE CORP.


By: /s/ Gail Golden
    Gail Golden
    Vice President and
     Secretary

(Signature page of Schedule 13G - Joint Filing Agreement for
Culligan)